Exhibit 10.8

THIRD AMENDMENT TO THE PURCHASE AND SALE AGREEMENT

This THIRD AMENDMENT TO THE PURCHASE AND SALE AGREEMENT (the "**Amendment**"), dated as of May 27, 2022 (the "**Effective Date**") is by and between TRIO PETROLEUM LLC ("**Seller**") and TRIO PETROLEUM CORP ("**Buyer**" and together with Seller, the "**Parties**") amends that certain Purchase and Sale Agreement entered into by and between Seller and Buyer, dated as of September 14, 2021, as amended by that certain First Amendment to the Purchase and Sale Agreement, dated as of December 15, 2021 and by that certain Second Amendment to the Purchase and Sale Agreement, dated as of January 11, 2022 (the "**PSA**"). Capitalized terms used but not otherwise defined in this Amendment have the respective meanings ascribed to them in the PSA.

RECITALS

WHEREAS, Seller and Buyer entered into the PSA on September 14, 2021, as amended by that certain First Amendment to the Purchase and Sale Agreement, dated as of December 15, 2021, and by that certain Second Amendment to the Purchase and Sale Agreement, dated as of January 11, 2022, whereby Buyer purchased the Assets from Seller;

WHEREAS, as part of the Third Installment pursuant to Section A of the Second Amendment to the Purchase and Sale Agreement Buyer paid to Seller $920,000.00 for Seller, as Operator, to use for select expenditures in drilling and completing the HV-1 well as provided for in the HV-1 AFE;

WHEREAS, the Parties wish to amend how Seller, as Operator, shall use a portion of the $920,000.00 that was paid as part of the Third Installment pursuant to Section A of the Second Amendment to the Purchase and Sale Agreement in order to extend for one year the time that a key mineral lease is in uncontested force majeure status ("**Lease Extension**");

WHEREAS, the Parties wish for Seller, as Operator, to use $252,511.50 of the $920,000.00 that was paid as part of the Third Installment pursuant to Section A of the Second Amendment to pay Bradley Minerals, Inc. ("Bradley") for the Lease Extension;

WHEREAS, the Parties wish to establish how Buyer will reimburse Seller for the cost of the Lease Extension payment as part of the Third Installment.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution hereof, the Parties agree as follows:

1. The Recitals set forth above are true and correct, and shall constitute a part of this Amendment.
2. With respect to the third and final installment of the Cash Consideration in the amount of $3,700,000.00 as stipulated in Section 2.2(c) of the PSA entitled "Third Installment" as amended by the Second Amendment to the Purchase and Sale Agreement, dated as of January 11, 2022, Buyer has already paid to Seller $920,000.00 plus $2,000,000.00 as described thereunder, or a total already paid by Buyer to Seller of $2,920,000.00; however, Buyer has not yet paid and owes to

Seller the remaining $780,000.00 described thereunder to close Buyer's purchase of the Assets from Seller pursuant to the terms of the PSA.

3. In the event that Seller pays the Lease Extension payment to Bradley in the amount of $252,511.50 then the aforementioned remaining amount due of $780,000.00 shall be increased by $252,511.50 to $1,032,511.50, which said $1,032,511.50 Buyer shall pay or cause to be paid to Seller upon the earlier of: (i) an initial public offering of equity securities of Buyer listed on an internationally recognized stock exchange (e.g., the New York Stock Exchange or Nasdaq) or (ii) December 1, 2022 (the "Third Installment Date").
4. The Third Installment payment of $1,032,511.50 when paid by Buyer to Seller shall be increased as necessary to cover 100% of the estimated cost of the HV-1 well as stipulated in an AFE that is current as of that time, less any amounts of the AFE that are due and paid from other working-interest partners that consent to participate in the drilling of the HV-1 well.
5. Seller expressly acknowledges and agrees that Buyer is not and has not been in default of the PSA as of the Effective Date of this Amendment. For the avoidance of doubt and in accordance with Section 8.2 of the PSA, Seller waives any right to bring any action, claim, demand or lawsuit related to Buyer's performance or alleged non-performance under Section 2.2(c) prior to the Effective Date of this Amendment. This waiver shall become effective as of the Effective Date.
6. Nothing contained in this section will be deemed or construed to amend, supplement, or modify the Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect in accordance with the PSA and this Amendment.
7. Except as expressly modified in this Amendment, the PSA is confirmed and will continue to be and remain in full force and effect in accordance with its terms. Any existing or future reference to the PSA and any document or instrument delivered in connection with the PSA will be deemed to be a reference to the PSA as modified by this Amendment.
8. This Amendment may be executed in counterparts, each of which, when taken together, will constitute but one and the same instrument.
9. This Amendment will be governed by the laws of the State of New York, without regard to the choice of law principles thereof.

[Signature Page to Follow]

Third Amendment to the Purchase and Sale Agreement

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Amendment as of the Effective Date.

SELLER

TRIO PETROLEUM LLC

By: */s/ Stanford Eschner*
Name: Stanford Eschner
Title: Chairman

BUYER

TRIO PETROLEUM CORP

By: */s/ Frank Ingriselli*
Name: Frank Ingriselli
Title: CEO & Director